FIRST AMENDMENT TO ASSIGNMENT AGREEMENT

This First Amendment to Assignment Agreement ("Amendment1') is ente red into as of October 1, 2012 (the "Effective Date") by and between 800 COMMERCE Inc., a Florida company having its principa l place of business at 477 South Rosemary Avenue Suite 203, West Palm Beach, Fl 33401 ("800 Commerce") and PAYVENTURES LLC, a Florida company having its principal place of business at 750 Park of Commerce Blvd., Suite 310, Boca Raton, FL 33487 ("Payventures" ) .

WHEREAS 800 Commerce and Payventures entered into that certain Assignemnt Ag reement dated as of August 1, 2012 (the "Agreement"), and 800 Commerce and Payventures desire to amend certain terms of the Agreement;

NOW, THEREFORE the parties agree to amend the Agreement as follows:

1.               Incorporation. Each capitalized term not otherwise defined in t his Amendment will have the definition ascribed to such term in the Agreement. Except as expressly modified in this A mendment, all terms and provisions of the Agreement will remain unchanged and in full force and effect .

2.              Assignment of Merchant Accounts. The assignment by Payventures of Fifty (50%) of Payventures' rights to receive residual pay ments from the TFX merchant account is terminat ed as of the Effective Date of this Amendment. As of the Effective Date of this Amendment, Payventures a ssigns to 800 Commerce Thirty (30%) percent of Payventures' rights to receive residual payments from the S imple Mobile merchant ac count, and such account shall henceforth be the Ass igned Customer under the Agreement. Payventures shall remain the primary agent of record with all rights to deal with the Assigned Customer.

3.               Complete Amendment; Modification; Conflicts. The terms and conditions of this Second Amen d ment represent the entire agreement between 800 Commerce and Payventures with respect to the matters addressed in this Amendment. No deviation from the printed terms of t his Amend ment, nor any change or modificatio n of this Amendment, will be valid unless the same is in writ ing and duly executed by 800 Commer ce and Payventures. To the extent a term or condition of this Amendment conflicts w ith any term or condit ion of the Agreement, the term or condition set forth in this Amendment will control.

IN WITNESS WHEREOF, this Amendment is executed by duly authorized officers of the parties and shall be effective as of the Effective Date.

Name: Michael G. Park

Title: President